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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 21, 2005


                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                  000-22474                  87-0418807
           --------                  ---------                  ----------
(State or other jurisdiction        (Commission              (I.R.S. Employer
       of incorporation)            File Number)            Identification No.)


                  100 Penn Square East, Philadelphia, PA 19107
                  --------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                  215-940-4000
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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        All references to the "Company" in this Current Report on Form 8-K
("Current Report") refer to American Business Financial Services, Inc., a Delaware corporation, and its subsidiaries, unless the context of the description indicates otherwise.

        Some of the information in this Current Report may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements can be identified by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should" and "continue" or similar words. These forward-looking statements may also use different phrases. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company's views with respect to current events and financial performance. All such forward-looking statements are and will be subject to numerous risks, uncertainties and factors relating to the Company's operations and business environment, many of which are beyond the Company's control, that could cause actual results to differ materially from any results expressed or implied by such statements. Factors that could cause actual results to differ materially include, without limitation: the ability of the Company to continue as a going concern; the ability of the Company to obtain bankruptcy court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time, including the motions filed with the Company's first day papers to approve, among other things, the debtor-in-possession ("DIP") financing; the Company's alternatives in the event the bankruptcy court does not grant final approval of the DIP financing; the ability of the Company to operate pursuant to the terms of the DIP financing; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; potential adverse publicity surrounding the Chapter 11 proceeding; the ability of the Company to obtain and maintain adequate relationships with vendors and loan brokers and manage relationships with its creditors and other lenders; the ability of the Company to fund its working capital needs through the expiration of the DIP financing and thereafter; the potential adverse impact of the Chapter 11 proceeding on the Company's liquidity or results of operations; the ability of the Company to adequately fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key employees; potential actions of regulatory authorities which govern the Company's operations; the outcome of legal proceedings to which the Company is or may become a party and other risks described in the Company's reports filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including factors described in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004 and amendments thereto. These statements speak only as of the date of this Current Report, and the Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. The Company provides additional information in its filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

        Similarly, these and other factors, including the terms of any reorganization plan or other alternative transactions ultimately confirmed, can affect the value of the Company's existing common stock and/or other equity securities. There has been no determination, and no assurance can be given, as to what values, if any, will be ascribed in the Chapter 11 proceeding to the Company's existing common stock and/or other equity securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in the Company's common stock and/or other equity securities.


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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        In connection with the Court Filing described below in Item 1.03, the Company received a commitment letter, dated as of January 21, 2005, from Greenwich Capital Financial Products, Inc. ("Greenwich" and, together with other lending institutions which may become party from time to time to the DIP Facility, as defined below, the "Lender") to provide debtor-in-possession financing through a revolving and non-revolving credit facility for up to $500.0 million (the mortgage warehouse financing component being limited to $450.0 million until syndication of an additional $50.0 million) (the "DIP Facility"). The DIP Facility includes a working capital line of credit of up to $65.0 million subject to borrowing availability against residual interests representing the Company's and its subsidiaries' interest in certain interest-only strips, servicing rights and other assets, with the balance represented by a revolving credit facility for the funding of eligible mortgage loans (referred to as the "Warehouse Financing Facility"). Greenwich had no direct pre-existing lending or other relationship with the Company; however, Greenwich acted as the pledgee lender to the lender on the Company's pre-petition $250.0 million credit facility.

        The Lender's obligation to enter into the DIP Facility is subject to customary terms and conditions, including, but not limited to, the entry by the parties into definitive facility agreements, the approval by the Bankruptcy Court (as defined below in Item 1.03) of the DIP Facility, the Lender's receipt of a direct first priority security interest in the residual interests representing the Company's and its subsidiaries' interest in certain interest-only strips, the Lender's satisfaction with arrangements regarding certain interests relating to collateral which are subject to the indenture governing certain of the Company's senior collateralized subordinated notes and no material adverse change in the Company's condition as known to the Lender as of the date of the commitment letter.

        The DIP Facility will be secured by (i) first priority security interests and liens on all of the assets of the Company and those subsidiaries subject to the Court Filing described below in Item 1.03, including without limitation, mortgage loans, mortgage loan interests, servicing rights, periodic advances, servicing advances, residual interests representing the Company's and its subsidiaries' interest in the interest-only strips, property and all proceeds derived from the residual interests, subject to fees payable to the trustee in the Chapter 11 proceeding, a professional fee carve-out and other permitted liens, and (ii) a super priority administrative expense claim in the Chapter 11 proceeding.

        Advances under the facility will bear interest at a rate equal to one-month LIBOR plus an applicable margin which ranges from 4.0% to 8.5% depending upon the purpose of the advance. In addition, the Company agreed to pay the Lender a facility fee of 3.0% of the maximum credit amount over the term of the facility, which fee is increased to 3.5% if an event of default occurs prior to September 30, 2005 and the DIP Facility obligations are not paid in full by such date, of which 0.60% is payable upon approval by the Bankruptcy Court of the DIP Facility. The Company also agreed to pay a nonusage fee of 0.50% per annum on the daily average unused amount of the maximum credit amount available and monthly administrative fees.

        The DIP Facility will contain various mandatory prepayment provisions, including prepayments that (i) are from cash flow of the collateral, (ii) represent proceeds resulting from the disposition of certain of the Company's assets or (iii) result from shortfalls in respect of the borrowing base formula applicable to each tranche of the facility. The outstanding advances under a pre-petition mortgage loan facility (as to which no future advances will be made but which will be reduced by collections and proceeds of sales of mortgage loans) will reduce borrowing availability under the Warehouse Financing Facility.


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        The DIP Facility will also include various representations, warranties and covenants which are customary for transactions of this nature, including, but not limited to, reporting requirements, retention of third-party management professionals and maintenance of financial covenants and liquidity levels. In addition, the DIP Facility must amortize on a monthly basis and upon achievement of certain strategic initiatives, and the Company must use its reasonable best efforts to satisfy the conditions precedent to obtain a final order of the Bankruptcy Court with respect to the DIP Facility by February 11, 2005.

        The DIP Facility will terminate and all advances outstanding under the DIP Facility shall be due and payable at the earliest of: 364 days following the effective date of the DIP Facility, the consummation of any sale pursuant to the Code, as defined in Item 1.03 below, of a material portion of the assets of the Company and the subsidiaries subject to the Court Filing (other than servicing rights), the effective date of any plan or reorganization, the conversion of the Court Filing to a case under Chapter 7 of the Code, the dismissal of any case comprising the Court Filing or the occurrence of an event of default under the DIP Facility. Under the terms of the DIP Facility to be entered into, events of default shall include, among other things, the occurrence of a material adverse change affecting the Company, an involuntary transfer of servicing of the assets underlying the interest-only strips, non-repayment of the amounts owed under the Company's pre-petition $250.0 million facility by March 31, 2005 and events of default regarding perfection, priority or enforceability of the Lender's security interests in the collateral under the DIP Facility.

        The foregoing brief summary of the commitment letter entered into by the Company is not intended to be complete and is qualified in its entirety by reference to the commitment letter which is attached as an exhibit to this Current Report.

        The Company is presenting the DIP Facility for approval by the Bankruptcy Court in three phases. An initial hearing before the Bankruptcy Court took place on January 25, 2005 and, on January 26, 2005, the Bankruptcy Court entered an order approving an initial emergency financing of $6.8 million, the primary purpose of which is to cover certain current payroll and compensation obligations and related payroll taxes. One of the applicable debtors is acquiring, with a portion of the proceeds of this interim financing, a certain interest-only strip from an affiliate for the sum of $2.3 million, which interest-only strip is being sold to the Lender under a repurchase agreement for the $6.8 million. The applicable debtor is required to repurchase the interest-only strip for $6.8 million by February 4, 2005, provided that the repurchase obligation would be deemed an advance under the above-described working capital line of credit if the DIP Facility is approved by the Bankruptcy Court. The assets of the Company and its subsidiaries which are subject to the Court Filing secure the obligations of the applicable debtors to satisfy the repurchase obligation. Any rights and interest of the indenture trustee for certain senior collateralized subordinated notes in cash flows from the foregoing interest-only strips are preserved. The Lender is receiving a fee of $500,000 for this interim financing accommodation, but $400,000 thereof would be credited against the facility fee under the DIP Facility, if consummated. The unrelated entity presently holding a lien on the interest-only strip which is the subject of the foregoing interim transaction would receive the $2.3 million proceeds of the purchase price and would, in addition, retain its lien on the interest-only strip to secure the remaining obligations owed to such entity junior to the lien of the Lender providing the interim financing. The Bankruptcy Court hearing for the second phase is scheduled for February 3, 2005.

ITEM 1.03    BANKRUPTCY OR RECEIVERSHIP.

        On January 21, 2005, the Company and certain of its direct and indirect subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Code") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), Case Nos. 05-10203, 05-10204, 05-10206, 05-10207 and 05-10208. On January 24, 2005, another


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subsidiary of the Company filed its voluntary petition for reorganization under
Chapter 11 of the Code with the Bankruptcy Court, Case No. 05-10217 (collectively, such filings are referred to as the "Court Filing"). Upon the Court Filing, the Bankruptcy Court assumed jurisdiction over the assets of the Company. The Company is operating its businesses as a debtor-in-possession pursuant to Sections 1107(a) and 1108 of the Code. The Company also filed motions with the Bankruptcy Court seeking relief aimed at, among other things, obtaining post-petition financing and authority to use cash collateral, maintaining cash compensation and benefits and retaining professionals to assist the Company in carrying out its duties in connection with the Court Filing.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

        Under the terms of the Company's $250.0 million credit facility and $100.0 million credit facility, the Court Filing described above in Item 1.03 creates an event of default upon which the principal amount outstanding, plus interest, fees and any other amounts owed under the facilities, immediately and automatically became due and payable without any further action required to be taken by the lenders on these facilities. As of the date of the Court Filing, the amount due and payable due to the event of default under the $250.0 million facility is approximately $210.0 million. There is currently no balance owed under the $100.0 million facility.

        The Court Filing also creates an event of default under the Company's $30.0 million (formerly $23.0 million) residual repurchase facility. Under the terms of the residual repurchase facility, all obligations under the residual repurchase facility automatically accelerated upon the Court Filing without any further action required to be taken by the buyer. The Company's obligations to the buyer under the residual repurchase facility include the buyer's right to require the Company's repurchase of interest-only strips previously sold to the buyer. The repurchase price was approximately $21.4 million as of January 13, 2005.

        The Court Filing also creates an event of default under the terms of the indentures relating to the Company's subordinated debentures and senior collateralized subordinated notes. Under the terms of the indentures, all principal and interest immediately became due and payable upon the Court Filing without any further action on the part of the trustee under the indentures or any holder of subordinated debentures or senior collateralized subordinated notes issued pursuant to the indentures. As of September 30, 2004, the Company's consolidated balance sheet reflected $490.0 million in subordinated debentures and $99.2 million of senior collateralized subordinated notes outstanding.

        Under the terms of convertible non-negotiable unsecured promissory notes issued by the Company to Rekaren, Incorporated on December 24, 2003 in the principal amount of $475,000 and to ESI Mortgage, LP on June 11, 2004 in the principal amount of $650,000, the Court Filing creates an event of default upon which the holders may declare the entire unpaid balance on the notes immediately due and payable. The Company and its subsidiaries that are parties to the Court Filing are also parties to other agreements or commitments which contain default provisions which are triggered by the Court Filing.

        However, the ability of the Company's creditors, including the lenders on the Company's credit facilities, the buyer on the residual repurchase facility and the trustee under the indentures, to seek remedies to enforce their rights under the governing agreements is stayed in connection with the Court Filing and creditor rights of enforcement are subject to the applicable provisions of the Code.


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        The terms of the agreements under which the direct financial obligations described in this Item 2.04 were created, and the occurrence of any events of default under these agreements, are described in the Company's periodic and current reports filed with the SEC under the Exchange Act.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

        On January 24, 2005, the Company received a letter from the Staff of The Nasdaq Stock Market ("Nasdaq") stating that the Company's common stock would be delisted from Nasdaq at the opening of business on February 2, 2005 in accordance with Marketplace Rules 4300 and 4450(f). The Company has elected not to appeal the decision of the Nasdaq Staff. The Nasdaq letter indicated that the delisting determination followed the Nasdaq Staff's review of the Company's press release announcing that the Company had filed for protection under Chapter 11 of the Code on January 21, 2005. As a result of the Court Filing, the fifth character "Q" was appended to the Company's trading symbol "ABFI," so that the symbol was changed to "ABFIQ" as of the opening of business on January 26, 2005. Attached hereto as Exhibit 99.1 is a copy of the Company's press release announcing its receipt of the foregoing delisting notice.

ITEM 8.01    OTHER EVENTS.

        In light of the Court Filing, the Company has terminated its offer to exchange, dated December 1, 2004. The Company previously postponed the closing of the offer to exchange due to developments described in the press release issued on December 23, 2004 and included as an exhibit to the Company's Current Report on Form 8-K filed on the same date.

        On January 20, 2005, the Company received a notice from one of its bond insurers confirming that the bond insurer had not extended the current servicing period that expired on January 23, 2005 under the four servicing agreements with respect to which it acts as a bond insurer and, therefore, the bond insurer has the right to require the Company to transfer the servicing and administrative rights to a successor servicer.

        The Court Filing creates an event of default under the terms of all of the servicing agreements, both those involving bond insurers and those entered into in securitizations not providing for a bond insurer or financial guarantee insurance. The event of default entitles the bond insurer or, where there is no bond insurer, the trustee under the particular servicing agreement to terminate and transfer servicing rights.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

     (a)     Financial statements of businesses acquired.

             None.

     (b)     Pro forma financial information.

             None.


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     (c)     Exhibits.

             The following exhibits are filed herewith:

Exhibit
Number       Description
------       -----------

10.1 Commitment letter, dated as of January 21, 2005, from Greenwich Capital Financial Products, Inc. to American Business Financial Services, Inc., American Business Credit, Inc., HomeAmerican Credit, Inc., American Business Mortgage Services, Inc. and ABFS Consolidated Holdings, Inc.

99.1         Press release dated January 27, 2005.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 27, 2005

                               AMERICAN BUSINESS FINANCIAL SERVICES, INC.


                               By:     /s/ Stephen M. Giroux
                                       -----------------------------------------
                               Name:   Stephen M. Giroux
                               Title:  Executive Vice President, General Counsel
                                       and Secretary



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                                  EXHIBIT INDEX

Exhibit
Number       Description
------       -----------

10.1 Commitment letter, dated as of January 21, 2005, from Greenwich Capital Financial Products, Inc. to American Business Financial Services, Inc., American Business Credit, Inc., HomeAmerican Credit, Inc., American Business Mortgage Services, Inc. and ABFS Consolidated Holdings, Inc.

99.1         Press release dated January 27, 2005.





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